EXHIBIT 24.1


                   POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ARTHUR C. MARTINEZ, , ALAN J. LACY, MICHAEL D. LEVIN, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of the estimated dollar amount of deferrals under the Sears, Roebuck and Co. Deferred Compensation Plan (the "Plan") which may be made by participants in the Plan during the period from the effective date of said registration statement to the effective date of the next registration statement relating to deferrals under the Plan; including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as an officer of the Company to (i) the registration statement, any amendment, post-effective amendment or supplement thereto, any prospectus or other document which is part of the registration statement, and any amendments, supplements or revisions to such prospectus or document; and (ii) any amendment or post-effective amendment as shall be necessary or appropriate to any registration statement heretofore filed under the Securities Act with respect to deferrals under the Plan; and the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has subscribed these
presents, this      30th day of September, 1997.

 Name    TITLE

/s/ ARTHUR C. MARTINEZ
Arthur C. Martinez
Director, Chairman of the Board of
Directors and Chief Executive Officer
(Principal Executive Officer)

/s/ ALAN J. LACY
Alan J. Lacy
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/S/  JAMES A. BLANDA
James A. Blanda
Vice President and Controller
(Principal Accounting Officer)

/S/ HALL ADAMS, JR.
Hall Adams, Jr.
Director

/S/ WARREN L. BATTS
Warren L. Batts
Director

/S/  ALSTON D. CORRELL, JR.
Alston D. Correll, Jr.
Director

/S/ MICHAEL A. MILES
Michael A. Miles
Director

/S/ RICHARD C. NOTEBAERT
Richard C. Notebaert
Director

/S/ HUGH B. PRICE
Hugh B. Price
Director

/S/ CLARENCE B. ROGERS, JR.
Clarence B. Rogers, Jr.
Director

/S/ DONALD H. RUMSFELD
Donald H. Rumsfeld
Director

/S/ PATRICK G. RYAN
Patrick G. Ryan
Director

/S/ DOROTHY A. TERRELL
Dorothy A. Terrell
Director